Exhibit 10.6

BUSINESS SERVICES CONTRACT

This Business Services Contract (“Agreement”) is made as of the last date of execution set forth herein below, (“Effective Date”), by and between Grace Health Technology Corporation (GHT) (“Company; CRO”), having its principal office at 4733W. Atlantic Avenue. Suite 12C, Delray Beach. Florida 33445, and Ludwig Enterprises (LUDG) (‘Sponsor”) having an office at 1749 Victorian Avenue, CV-350, Sparks Nevada 89431, (hereafter referred to in the collective as “Parties,” or in the individual generic alternative as “Party”), for the provision of Contract Research Organization (CRO) services, including but not limited to designing a mutually agreed upon and jointly owned clinical protocol, managing the clinical study, doctor patient study recruitment and enrollment, development of a bioinformatics program, and various marketing services (“Services”).

In consideration of the foregoing, and for good and valuable consideration acknowledged as received and sufficient to support this Agreement, the Parties hereto agree as follows:

1.	Company Business. The Company is engaged in the provision of CRO activities including design of clinical protocols, monitoring clinical studies including procurement of principal investigators, doctors, and patients, as well as clinical related marketing services including its recognized expertise and experience in the healthcare sector (“Provider Business”).

2.	Sponsor Business. The Sponsor is a Biotechnology Genetic Company providing mRNA solutions for the assessment of certain inflammatory disease states.

3.	Services Engagement. Sponsor desires to engage the Company, and Company desires to accept Sponsors’ engagement, in and for the provision of its Services, pursuant to the Statement of Work (“SOW”) attached hereto and incorporated by reference as Exhibit “A” (collectively “Business Services”).

4.	Term and Consideration for Business Services Contract. As consideration for the Provider’s provision of Services detailed in the SOW (See Exhibit “A”), Company and Sponsor expressly agrees to the following material terms:

a)	Term: This Agreement shall commence on Effective Date and continue in effect for a term of one (1) year (“Term”). Upon expiration of the Term, this Agreement shall automatically renew for subsequent one (1). year terms (each a “Renewal Term”), unless otherwise terminated by the Parties as provided below.

b)	CRO Services Consideration: As consideration (“Consideration”) for the Provider’s Services as set forth in the SOW, Company agrees to compensate Provider pursuant to the fee schedule (“Annual Fee Schedule”) attached hereto and incorporated by reference as Exhibit “B,” which Annual Fee Schedule shall remain in effect for the entire Term and/or Renewal Term, as applicable. For purposes of clarity, it is the expressed intent of the Parties that there shall be no change in the Consideration or respective Annual Fee Schedule then in effect during the one (1) year Term or any subsequent one (1) year Renewal Term, from initial date of the applicable respective Term and/0r Renewal Term through its conclusion. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Parties from amending this Agreement at the conclusion of any Term or Renewal Term, with respect to the Consideration and Annual Fee Schedule applicable thereto, provided such Consideration and Annual Fee Schedule sh211 then remain in-effect for the entire subsequent Renewal Term. For the avoidance of confusion, the Parties agree that to compensation for the Services provided herein shall not in any way relate to the value or volume “referrals” or “qualified leads,” (as defined from time-to-time in federal and state statute, case law, advisory opinions) generated hereunder.

c)	Termination: Either Party may terminate this Agreement for cause (Termination for Cause”) on written notice to the other Party upon any breach of the terms and provisions embodied herein, as more fully detailed herein below.

5.	Representations and Warranties. Each Party respectively represent and warrants that as of inception of this Agreement, and throughout the Term and any Renewal Term hereof:

a)	It is validly existing and in good standing as a corporation or other organized entity, as represented herein under the laws and regulation of its jurisdiction of incorporation, organization, or chartering.

b)	It has the full right, power, and authority to enter into this Agreement, to grant any rights and license granted hereunder and to perform the obligations hereunder.

c)	The execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party and when executed does not violate any other agreements to which such Party is, or may become, a party during the term hereof.

d)	When executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

e)	Party shall comply with all applicable federal and state laws and regulations in the performance of its obligations under this Agreement, including but not limited to HIPPA, the federal anti-Kickback Statute, the federal Civil Monetary Penalty Law, and its provisions regarding the inducement of beneficiaries, the Physician Seif-Referral Law, the federal Telephone Consumer Protection Act, and all federal and state consumer protection laws.

f)	The Party agrees to be bound by the terms and provisions of the Business Associates Agreement, attached hereto and incorporated by reference as Exhibit -C;” and

g)	Neither Party, nor any of its employees, contractors, or agents, has been excluded or sanctioned from participation in any federal health care program and is not under any government agency audit or investigation.

6.	Indemnification. Each Party (“Indemnifying Party”) agrees to indemnify and hold the other Party (Indemnified Party”), its officers, directors, employees, shareholders, agents, affiliated entities, successors and permitted assigns (each, and Indemnified Person”), harmless from and against any and all demands, claims, causes of action, losses, damages, liabilities, costs, suits and expenses, including without limitation, reasonable attorneys’ fees and expenses, that may be asserted by third parties against Indemnified Person with respect to the actions or omissions of the Indemnifying Party, including but not limited to the negligence or willful misconduct thereof, as well as any breach by the Indemnifying Party of its representations and warranties, any material breach in its performance of covenants and or agreements, or any act of omission by an agent or independent contractor of the Indemnifying Party in connections with its performance of the covenants and agreements hereunder.

7.	Confidentiality, Non-Solicitation and Non-Circumvention. The Parties hereto acknowledge importance of on-going and reciprocal confidentiality, non-solicitation, and non-circumvention with terms of this Agreement, as well as the irreparable harm arising from a breach thereof. Specifically, as to

a)	Confidentiality: It is understood the Parties may receive proprietary and sensitive information (“Confidential Information”) from time to time in conjunction with this Agreement and the provision of the Services detailed herein. Except as to professional advisors, for the Term of this Agreement and any Renewal Term thereof, the Parties agree the provisions and terms hereof shall remain confidential and proprietary to the Parties, and no public dissemination thereof shall be made to any third-party absent the Parties’ prior approval in writing. For purposes of clarity, Confidential Information includes, without limitation, any (a) trade secret, know-how, idea, process, technique, algorithm, software program (whether in source code or object code form), hardware, device, design, schematic, drawings, formula, data, plan, strategy, utility, performance metrics, case study, or business application(s) with respect to the Services subject of this Agreement; as well as (b) any product, marketing, servicing, financial or other such information provided to either Party with respect to this Agreement and the Services the subject hereof. Additionally, Confidential Information shall include all negotiations and discussions between the Parties with respect to the actual and/or proposed terms and conditions of this Agreement. Nothing herein shall be construed as granting or authorizing any Party*s dissemination„ provision. licensing or other grant to itself or to any third party of any right, title or interest in any present future or future patent, patent application, know-how, copyright, trademark, trade secret or other proprietary right of any kind - directly or indirectly - with respect to the Service and the Confidential Information subject of this Agreement. This provision shall survive Termination or Termination For Cause of this Agreement for a period of one (1) year.

b)	Non-Solicitation: During the Term of this Agreement, as well as any Renewal Term thereof, and for a period of eighteen (18) months following the Termination or Termination For Cause of this Agreement, the Parties hereto, corporately, individually and personally-, and as to their respective directors, officers, employees and agents, agree not to directly or indirectly, for themselves or any other individual or entity, knowingly him or employ any employee, contractor, or agent of the other Party.

c)	Non-Circumvention: During the Term of this Agreement, as well as any Renewal Term thereof, and for a period of eighteen (18) months following the Termination or Termination For Cause of this Agreement, the Parties hereto, corporately, individually and personally, and as to their respective directors, officers, employees and agents, agree not to directly or indirectly, for themselves or any other individual or entity, consult for, sell for or to, market for or to, refer to, any party with whom the other Party may have a business relationship, including but not limited to the representation of a third-party seeking to solicit a business relationship therewith.

d)	Remedies and Damages: The Parties hereto agree and acknowledge any breach of this Paragraph 7 shall inflict immediate and irreparable harm upon the non-breaching party for which monetary damages are inadequate. Accordingly, the non-breaching Party shall be entitled to the entry- of injunctive relief, in the context of which the Parties herewith expressly waive any statutory requirement for the posting of a bond. The prevailing Party in any such action shall be entitled to the award of its reasonable attorney’s fees and costs with respect thereto from the non-prevailing Party.

8.	Dispute Resolution. This Agreement shall be governed by Florida law, without regard to conflict of law provisions. The Parties consent to the jurisdiction of any court of competent jurisdiction in Duval County, Florida. Excepting injunctive relief, as more fully described in Paragraph 7(d), above, as a condition precedent to any litigation hereunder, the Party asserting a breach of the terms, conditions and covenants of this Agreement shall provide written notification (“Default Notice”) to the Party against whom the alle breach is asserted, whereupon the purported breaching Party shall have twenty (20) days from its receipt of said Default Notice to cure. In the instance litigation should thereafter ensue, the prevailing Party shall be entitled to the award of reasonable attorney’s fees and costs from the non-prevailing Party.

9.	Independent Counsel. The Parties acknowledge and affirm they have hoc’ adequate opportunity to consult with independent legal counsel of their own respective choosing prior to execution of this Agreement.

10.	Severability and Waiver. If any provision of this Agreement is held to be illegal, null, or void or against public policy by any court of competent jurisdiction, the remaining provisions of the Agreement shall remain in full force and effect. The undersigned Parties shall in good faith attempt to modify any invalidated provision to affect the stated intentions in this Agreement. The waiver of any breach of any provision under this Agreement by any Party shall not be deemed to be a waiver of any preceding or subsequent breach, nor shall any waiver constitute a continuing waiver. The remedies accorded herein to the Parties are cumulative and in addition to those provided by law, and may be exercised separately, concurrently, or successively.

11.	Assignment. Neither Party may assign (“Assignment”) this Agreement without the prior express written permission of the other Party. Notwithstanding the foregoing, consent shall not be required for Assignment or transfer mode by (a) Operation of law, or (b) to an entity that acquires substantially all the Party’s stock, provided that thirty (30) day’s written notice of Assignment or transfer is given.

12.	Relationship of the Parties. No provision of this Agreement shall be interpreted or construed to give rise to a partnership, joint venture, or employment relationship.

13.	Complete Agreement and Modification. This Agreement contains the entire understanding and agreement of the Parties and there have been no promises, representations, agreements, warranties, or undertakings by either of the Parties, oral or written, except as stated in this Agreement and its Exhibits. This Agreement supersedes all prior understandings and agreements between or among the undersigned Parties. This Agreement may not be modified or amended absent the written consent of the Parties.

14.	Effectuation of Enabling Documents. To the extent this Agreement, including the incorporated Exhibits hereto, should contemplate the Parties’ creation of and/or concurrence upon documents necessary to affect the intent hereof, including but not limited to written guidelines, plans, policies, reporting forms, and the like (collectively, “Enabling Documents”), the Parties shall devote their reasonable, good faith best efforts to the conclusion thereof. Notwithstanding any provision to the contrary herein, the failure to so mutually create and concur upon such Enabling Documents shall constitute grounds for “Termination for Cause,” so defined in Paragraph 4(c), above.

15.	Notices. Notices (“Notices”) relating to this Agreement to shall be in writing sent as follows:

For Company, via registered mail, to:
Grace Health Technology Corp.
Attn: Holly Magliochetti
4733 West Atlantic Ave. Suite 12C,
Delray Beach, FL 33445
or by e-mail to

For Provider, via registered mail, to:
Ludwig Enterprises, Inc.,
Attn.:

All Notices shall be effective upon receipt, provided however that an e-mail Notice sent to an e-mail address that has been provided by the party to whom Notice is being sent shall be effective only if there is some indication of receipt.

16.	Constructive Interpretation. The Parties acknowledge they have equally contributed to the drafting of this Agreement, and, accordingly, no constructive interpretation should be adjudicated in favor of or contrary to the interests of either Party.

17.	Headings. Headings in this Agreement are for illustrative purposes only, and no substantive interpretation should be accorded thereto.

18.	Counterpart. This Agreement may be executed in counterpart form(s) (“Counterpart Form(s)”), which Counterpart Forms taken together shall form the fully executed and enforceable Agreement.

19.	Authorized Signatories. Each Party represents and warrants to the other Party as to itself that the person executing this Agreement is authorized to do so on such Party’s behalf. Each Party is responsible for compliance with the applicable local laws in the jurisdiction from which it operates and represents and warrants such compliance.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date and year below indicated.

EXHIBIT “A”

STATEMENT OF WORK

This Statement of Work (“SOW”) is made as of the last date of execution set forth herein below(“Effective Date”) by and between Grace Health Technology Corp (“Company; CRO”), and Ludwig Enterprise, Inc. (“Sponsor”) and is subject to and governed by the terms and conditions of the Business Services Contract.

Services Provided.

1.	The CRO is engaged in the development of clinical study protocols and management of clinical trials. Provider has recognized expertise and experience in the healthcare sector, specifically with respect to doctor and patient recruitment/enrollment in clinical studies and bioinformatics including data management (“Provider Business”). Whereas, the Company does not have the expertise in clinical protocol development and management, Provider has agreed, an a “joint ownership and development relationship” to provide the following services:

a)	Clinical Research Study: Develop a clinical protocol to evaluate genetic susceptibility to chronic disease. The clinical study protocol is based an disciplines that have evolved from the original human genome project, namely, Pharmacogenomics (PGx) and Cancer Genomics (CGx). These disciplines analyze the genes of an individual to diagnose susceptibility for cancer development and to assess which drugs work best in curing or preventing a disease. We have designed a unique genetic susceptibility program that will combine these 2 disciplines with a state-of-the-art mRNA microarray panel that will also measure signaling molecules, ‘inflammatory cytokines,’ that cause inflammation and chronic diseases, such as cardiovascular disease, diabetes, as well as PTSD.

b)	Enrollment of Patients: Recruit Principal Investigators, clinical practices as well as required 300 patients for the clinical protocol.

c)	Bioinformatics Program: A proprietary bioinformatics program, owned by the Provider, called ‘cluster analysis,’ will be used in the clinical study. Cluster analysis will allow discovery of hidden patterns of inflammation within different biologic systems and organs, as well as allow discovery of differentially expressed genes (DEGs) within the CGx and PGx tests. Potential hidden patterns of promoters or regulators of the inflammatory process could provide biological knowledge into chronic disease susceptibility and open the door to nutritional intervention at an early stage. Company will have access to data generated by Provider.

d)	Personal Consultation: Consult with CRO (including its Clients as above-defined) as to on-going compliance with all federal and state laws and regulations in the performance of its obligations, including but not limited to HIPPA, the federal Kickback Statute, the federal Civil Monetary Penalty Law and all of its provisions regarding the inducement of beneficiaries, and the Physician Seif-Referral Law.

2.	Additional Provider Obligations. At request of Sponsor, CRO will hold timely review meetings to discuss clinical study progress.

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IN WITNESS WHEREOF, the Parties have caused this Statement of Work to be acknowledged and accepted by their respective duly authorized officers as of the date and year below indicated.

CRO	Sponsor

Grace Health Technology Corp.	Ludwig Enterprises, Inc.

Dated: 07 02 2022 Print Name: Holly Maglochettl Title: CEO	Dated: 07/01/2022 Print Name: Anne Blackstone Title: President / CEO

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date and year below indicated.

EXHIBIT “B”

FEE SCHEDULE

This bi-monthly Fee Schedule (“ Fee Schedule”) is made as of the last date of execution set forth herein below (“Effective Date”) by and between Grace Health Technology Corporation, a Florida Corporation (“CRO”), and Designer Genomics International, Inc., (“Sponsor’) and is subject to and governed by the terms and conditions of the Business Services Contract.

1.	Monthly Fee. Sponsor shall pay CRO cost plus monthly fee of the cost of the clinical site charge, recruitment cost including all recruitment activities to secure patient flow entering study, and an overall management fee of 11.5% of total out of pocket cost by CRO.

2.	Reasonable Fair Market Value. CRO and Sponsor acknowledge the aforementioned fee structure and to the best of their capabilities evaluated the competitive pricing landscape and believe they have arrived at a reasonable and defendable arm’s length transaction.

3.	Billing. CRO shall bill Sponsor no later than the fifteenth (15th) day of the month following the applicable month for which said bill is provided, and transmit the Reporting Forms associated therewith (collectively, “Billing”). Company shall remit payment for such Billing no later than sixty (75) days after its receipt. All billings must be supported by clinical site invoicing, recruitment costs, miscellaneous administrative costs, and 11.5% overhead charge.

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IN WITNESS WHEREOF, the Parties have caused this Statement of Work to be acknowledged and accepted by their respective duly authorized officers as of the date and year below indicated.

CRO	Sponsor

Grace Health Technology Corp.	Ludwig Enterprises, Inc.

By:
Dated: 07 02 2022 Print Name: Holly Maglochetti Title: CEO	Dated: 07/01/2022 Print Name: Anne Blackstone Title: President / CEO